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CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of CompDent Corporation, on Form S-8 (File Numbers 33-97372 and 33-12227) of our report dated February 17, 1999, except as to the information presented in Note 8 for which the date is March 29, 1999, on our audits of the consolidated financial statements and financial statement schedules of CompDent Corporation as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in the Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

Atlanta, Georgia
March 29, 1999